INSURED {NAME}                      {AGE}-{GENDER} AGE AND SEX
      GUARANTEED                                   {POL NO} POLICY NUMBER
INSURANCE AMOUNT {GUAR INS AMOUNT}            {POLICY DATE} POLICY DATE

      ISSUE DATE {ISSUE DATE}               {PREMIUM CLASS} PREMIUM CLASS

PLAN OF INSURANCE VARIABLE WHOLE LIFE   {DEATH BENEFIT OPT} DEATH BENEFIT OPTION
                  WITH MODIFIED
                  SCHEDULED PREMIUMS

[LOGO] GUARDIAN(SM)       The Guardian             A Stock Company
                          Insurance and Annuity    Incorporated in the
                          Company, Inc.            State of Delaware

Read this policy carefully. This policy is a legal contract between the owner and The Guardian Insurance & Annuity Company, Inc. (GIAC). GIAC will pay the death proceeds to the beneficiary upon receipt at the Customer Service Office of due proof that the insured died while this policy was in force. The entire contract consists of the Basic Policy and any attached additional benefit riders, endorsements and applications. This policy is issued by GIAC at its Customer Service Office at 7 Hanover Square, Mail Station 215-B, New York, New York 10004.


                  /s/ [ILLEGIBLE]               /s/ [ILLEGIBLE]

                    Secretary                      President

ALL VALUES UNDER THIS POLICY WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED.

THE DEATH PROCEEDS, POLICY ACCOUNT VALUE AND CASH SURRENDER VALUE UNDER THIS POLICY MAY INCREASE OR DECREASE DAILY, DEPENDING UPON PAYMENTS MADE, THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE AMOUNT OF INTEREST CREDITED TO THE FIXED-RATE OPTION, THE AMOUNT OF CHARGES DEDUCTED AND WHETHER PARTIAL WITHDRAWALS OR POLICY LOANS ARE TAKEN. HOWEVER, UNTIL THE POLICY ANNIVERSARY NEAREST THE INSURED'S 100th BIRTHDAY, THE DEATH PROCEEDS WILL NOT BE LESS THAN THE GUARANTEED INSURANCE AMOUNT AS DEFINED ON PAGE 5, PROVIDED ALL POLICY PREMIUMS ARE PAID WHEN DUE, NO PARTIAL WITHDRAWALS ARE MADE AND POLICY DEBT IS REPAID. SEE PAGE 6 FOR A FULL DESCRIPTION OF DEATH PROCEEDS.

THERE IS NO MINIMUM GUARANTEED CASH SURRENDER VALUE. THE LOAN VALUE OF THIS POLICY IS LESS THAN 100% OF THE CASH SURRENDER VALUE. SEE PAGES 5, 16 AND 17 FOR A FULL DESCRIPTION OF CASH SURRENDER VALUE AND LOAN VALUE.

RIGHT TO CANCEL:

The owner has the right to examine this policy and return it for cancellation to the Customer Service Office or to the agent from whom it was purchased by the later of: 1) 10 days after receiving it; or 2) 45 days from the date Part 1 of the completed application was signed. The policy and a written cancellation notice must be delivered or mailed to cancel this policy. Any notice given by mail is effective on being postmarked, properly addressed, and postage prepaid. If the policy is cancelled during this period, GIAC will refund any amounts paid. The policy will be void from the beginning.

Variable Whole Life Insurance Policy with Modified Scheduled Premiums

o Basic Scheduled Premiums payable during Guaranteed Premium Period remain level
o Basic Scheduled Premiums subject to change after Guaranteed Premium Period, in accordance with "Changes in Basic Scheduled Premiums" on page 9
o     Non-participating--No dividends payable


00-MPVL

                                 POLICY SUMMARY

This summary outlines some of the major policy provisions; it does not alter any of these provisions. The actual policy provisions set forth the full details and conditions of this policy; only the actual policy provisions will control.

GIAC will pay the death proceeds to the beneficiary if the insured dies while this policy is in force. Until the Policy Anniversary nearest the insured's 100th birthday, the death proceeds will not be less than the Guaranteed Insurance Amount as defined on page 5, provided all Policy Premiums are paid when due or skipped in accordance with the "Premium Skip Option", no partial withdrawals are made and Policy Debt is repaid. The actual death proceeds payable will be determined in accordance with "Death Proceeds" on page 6.

The Basic Scheduled Premium shown on page 3 is guaranteed to remain level during the Guaranteed Premium Period. The Guaranteed Premium Period begins on the Policy Date and ends on the later of the Policy Anniversary nearest the insured's 70th birthday or the 10th Policy Anniversary. After the Guaranteed Premium Period, the Basic Scheduled Premium is subject to change each policy year. However, the Basic Scheduled Premium payable in a policy year after the Guaranteed Premium Period will never be less than the Basic Scheduled Premium payable during the Guaranteed Premium Period, nor will it exceed the Maximum Basic Scheduled Premium shown on page 3 (see "Premiums and Reinstatement" on page 8).

The owner may allocate all or part of any Net Premium to any of the Variable Investment Options and to the Fixed-Rate Option, subject to any applicable restrictions described in this policy. The owner may change the allocation of future Net Premiums (see "Allocations and Transfers" on page 11). Amounts allocated to the Fixed-Rate Option will accrue interest at a guaranteed minimum effective interest rate of 4% per year. GIAC may declare an interest rate greater than 4% at its discretion (see "The Fixed-Rate Option" on page 14).

The Policy Account Value is the sum of the values which are allocated to the Variable Investment Options, the Fixed-Rate Option and the Loan Collateral Account. The Policy Account Value may vary daily with the investment experience of Separate Account K, the amount of interest credited to the Fixed-Rate Option and the Loan Collateral Account, and charges deducted (see "Policy Account Value" on page 14). The owner may transfer any portion of the unloaned Policy Account Value among the Variable Investment Options and the Fixed-Rate Option, subject to "Allocations and Transfers".

This policy does not have a minimum guaranteed Cash Surrender Value (see "Partial Withdrawals and Surrender" on page 16). If this policy has a Cash Surrender Value, the owner may, subject to limitations:

o continue insurance for a limited period or for a reduced amount, without paying further premiums (see "Policy Value Options" on page 18);
o     make partial withdrawals (see "Partial Withdrawals" on page 16);
o     obtain a policy loan (see "Policy Loans" on page 17);
o     surrender this policy for cash (see "Surrender" on page 16);
o     use this policy to provide life income (see "Payment Options" on page 21).

GIAC allows a 31 day grace period after each Policy Premium due date. If a due Policy Premium is not paid by the end of the grace period or skipped in accordance with the "Premium Skip Option", this policy may lapse. If this policy lapses and it is not surrendered for cash, it may be eligible for reinstatement within 5 years (see "Premiums and Reinstatement" on page 8).

       Any endorsements, additional benefit riders, and applications which are attached to this policy follow.
                An Index appears on the inside of the back cover.

                           Guide to Policy Provisions

1.  Definitions
2.  Death Proceeds
3.  Reducing the Guaranteed Insurance Amount
4.  Owner and Beneficiary
5.  Premiums and Reinstatement
6.  Allocations and Transfers
7.  The Separate Account
8.  The Fixed-Rate Option
9.  Policy Account Value
10. Partial Withdrawals and Surrender
11. Policy Loans
12. Policy Value Options
13. Exchange of Policy
14. Payment Options
15. General Provisions


00-MPVL                              Page 2                             {POL NO}

                                   POLICY DATA

          INSURED [JOHN DOE]                      [35-MALE] AGE AND SEX
       GUARANTEED                                [SPECIMEN] POLICY NUMBER
 INSURANCE AMOUNT [$100,000]               [SEPT. 15, 2000] POLICY DATE

       ISSUE DATE [SEPT. 15, 2000]         [PREFERRED PLUS] PREMIUM CLASS

PLAN OF INSURANCE VARIABLE WHOLE LIFE                   [1] DEATH BENEFIT OPTION
                  WITH MODIFIED SCHEDULED
                  PREMIUMS

           OWNER [JOHN DOE]

     BENEFICIARY [MARY DOE, INSURED'S WIFE]

TOTAL INITIAL ANNUAL POLICY PREMIUM                [$889.00]

                              BENEFITS AND PREMIUMS

                                                  ANNUAL         POLICY YEARS
BASIC POLICY                                      PREMIUM           PAYABLE

BASIC SCHEDULED PREMIUM DURING
THE GUARANTEED PREMIUM PERIOD                      [$812.00]     [1 through 35]

MAXIMUM BASIC SCHEDULED PREMIUM AFTER
THE GUARANTEED PREMIUM PERIOD                    [$7,495.00]    [36 through 65]

EXCHANGE OF POLICY OPTION
EXPIRY DATE: 09/15/2035

Beginning on [09/15/2035] the Basic Scheduled Premium may be changed each policy year (see "Guaranteed Premium Period" and "Changes in Basic Scheduled Premiums" on page 9). However, the Basic Scheduled Premium payable in a policy year after the Guaranteed Premium Period will never be less than the Basic Scheduled Premium payable during the Guaranteed Premium Period, nor will it exceed the Maximum Basic Scheduled Premium shown above.

ADJUSTABLE RENEWABLE TERM LIFE INSURANCE RIDER      [$33.00]         FIRST
TERM FACE AMOUNT $100,000
FIRST EXPIRY DATE 09/15/ 2001
FINAL EXPIRY DATE 09/15/2065
CONVERTIBLE UNTIL 09/15/ 2005

After the first policy year, renewal premiums for the Adjustable Term Life Insurance Rider are subject to change (see "Rider Premiums" in the Adjustable Renewable Term Life Insurance Rider). The renewal rates applicable in policy years after the first are shown on page 4-YRTMPVL.

GUARANTEED PURCHASE OPTION RIDER                    [$54.00]    [1 THROUGH 11]
OPTION AMOUNT $50,000
SIMPLIFIED INSURABILITY OPTION RIDER WITH AN INITIAL ELECTION AMOUNT OF $100,000

The address of the Home Office of The Guardian Insurance & Annuity Company, Inc. is:
The Guardian Insurance & Annuity Company, Inc.
1209 Orange Street
Wilmington, Delaware 19801

GIAC receives all communications only at the address of the Customer Service Office, as set forth on the front cover.

  To obtain information about your coverage you may call your agent or GIAC at:

                                [1-800-XXX-XXXX]


00-MPVL (CONTINUED ON PAGE 3.1)      Page 3                             {POL NO}

                       NET PREMIUM ALLOCATION INFORMATION

The first Net Premium is [$751.10]. This amount is allocated as follows:

[The Guardian Stock Fund               50%        The Fixed-Rate Option    20%
Ballie  Gifford  International Fund    30%]

The maximum number of Allocation Options in which the Policy Account Value may be invested at any time is [7].

Exception: If more than $100,000 is received prior to the later of: (a) 45 days from the date Part 1 of the completed application for this policy is signed or
(b) 15 days after the Issue Date, GIAC will allocate the Net Premiums associated with this excess to The Guardian Cash Fund; any amounts allocated to the Fixed-Rate Option will not be counted towards this limit. On the later of (a) or
(b), GIAC will reallocate any amounts in The Guardian Cash Fund attributable to this excess in accordance with the allocation percentages then in effect.

                              UNSCHEDULED PAYMENTS

The minimum unscheduled payment is $100, unless such payment is accompanied by a then due Policy Premium. The maximum amount of total unscheduled payments permitted during each policy year is the applicable amount shown below. However, for any policy year in which the "Premium Skip Option" is effected, this maximum amount will not be less than the Policy Premium. GIAC reserves the right to refuse to accept unscheduled payments, if after the first policy year the owner has not made any such payments for three consecutive policy years.

                             Policy year 1:                 [$ 13,804.00]
                 Policy years 2 through 10:                  [$ 2,436.00]
                Policy years 11 through 65:                        *

*The least of (a), (b) or (c) where: (a) is 1.25 times the largest amount of total unscheduled payments made during any one of the previous three policy years; (b) is 3 times the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount; and (c) is $500,000. This maximum amount may be increased up to an amount not to exceed the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount upon GIAC's receipt of satisfactory evidence of insurability. If this policy has an Adjustable Renewable Term insurance rider, the total premium we will accept in a given policy year without evidence of insurability will always be at least equal to the amount paid in the previous policy year. All unscheduled payments are subject to the "Unscheduled Payment" provision on page 9.

                                  POLICY LOANS

Except for an Automatic Premium Loan, the minimum loan amount is $500. However, we will allow a loan of less than $500, if 90% of any cash surrender value minus any Policy Debt is less than $500. The minimum loan repayment is the lesser of:
(a) $100, unless such repayment is accompanied by a then due Policy Premium; or
(b) the total outstanding Policy Debt.

Policy Loans bear interest at a yearly rate of 5%, payable in arrears. The yearly loan interest rate changes to 4.5%, payable in arrears, beginning on [09/15/2020].

See "Policy Loans" on page 17 for details.

                                 PREMIUM CHARGE

GIAC deducts a charge from each Basic Scheduled Premium and each unscheduled payment based on the following percentages. See "Premiums" on page 8 for details on the determination of premium charge.

  -----------------------------------------------------------------------------
                          Amounts Paid Up to Basic  Amounts Paid in Excess of
       Policy Years          Scheduled Premium       Basic Scheduled Premium
  -----------------------------------------------------------------------------
           1-12                      8%                         4%
  -----------------------------------------------------------------------------
           13+                       4%                         0%
  -----------------------------------------------------------------------------


00-MPVL (CONTINUED ON PAGE 3.2)      Page 3.1                           {POL NO}

                MONTHLY DEDUCTIONS FROM THE POLICY ACCOUNT VALUE

                                                  MONTHLY         POLICY
                                                  AMOUNT      YEARS PAYABLE
1.    ADMINISTRATIVE CHARGES

     o     Policy Charge                          $10.00     1 through 3
Changing on [09/15/2003] to a current charge of   $4.00      [4 through 65]

     o     Administrative Charge                  $4.00      [1 through 12]
Changing on [09/15/2012] to a charge of           $1.50      [13 through 65]

2.    GUARANTEED INSURANCE AMOUNT CHARGE           $1.00      [1 through 65]

3.    COST OF INSURANCE CHARGES

      GIAC deducts the current cost of insurance charge for the Basic Policy on each Monthly Date. GIAC bases the monthly cost of insurance charge on its current cost of insurance rates. The current cost of insurance rate will never exceed the maximum monthly cost of insurance rate for the applicable policy year. The "Table of Maximum Monthly Cost of Insurance Rates" is shown on page 4. See "Monthly Cost of Insurance" on page 15.

4.    MAXIMUM MORTALITY AND EXPENSE RISK CHARGE

      GIAC deducts the Mortality and Expense Risk charge for the Policy on each Monthly Date. These deductions are based on amounts in the Variable Investment Options.

      o     For Policy Years 1-12, the rate is 0.000708333.

      o For Policy Years 13+, the rate is 0.00054167 for amounts up to the Account Value Breakpoint and 0.00037500 for amounts in excess of the Account Value Breakpoint.

              TRANSACTION DEDUCTIONS FROM THE POLICY ACCOUNT VALUE

TRANSFERS

      The minimum amount which may be transferred from a Variable Investment Option or the Fixed-Rate Option is the lesser of: (a) $500; or (b) the entire value of that option. GIAC reserves the right to charge $25 for each transfer after the 12th transfer in a policy year. Additional restrictions regarding transfers are described in "Transfers from the Fixed-Rate Option" on page 12.

      GIAC will not impose a transfer charge on any amounts which are transferred from The Guardian Cash Fund, as described in the "Exception" section provided under "Net Premium Allocation Information". This transaction will not count against the 12 free transfers allowed in a policy year.

             MINIMUM PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE

      The minimum partial withdrawal is $500. See "Partial Withdrawals and Surrender" on page 16.


00-MPVL (CONTINUED ON PAGE 3.3)      Page 3.2                           {POL NO}

SURRENDER CHARGES PER $1,000 OF INITIAL GUARANTEED INSURANCE AMOUNT

The table below shows the Surrender Charge for the applicable policy year. For details on surrender charges, see "Partial Withdrawals and Surrender" on page 16.

                                         SURRENDER
                       POLICY YEAR         CHARGE

                     1                    [$13.59
                     2                      12.46
                     3                      11.33
                     4                      10.19
                     5                       9.06
                     6                       7.93
                     7                       6.80
                     8                       5.66
                     9                       4.53
                     10 and thereafter      0.00]


00-MPVL                              Page 3.3                           {POL NO}

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

Monthly cost of insurance charges are based on current cost of insurance rates. The current cost of insurance rate will never exceed the applicable maximum monthly cost of insurance rate shown below. See "Monthly Cost of Insurance" on Page 15.

INSURED'S              MAXIMUM                INSURED'S             MAXIMUM
ATTAINED AGE           MONTHLY RATE           ATTAINED AGE          MONTHLY RATE
------------           ------------           ------------          ------------

35                     0.141                  70                     2.894
36                     0.148                  71                     3.253
37                     0.157                  72                     3.559
38                     0.167                  73                     3.969
39                     0.178                  74                     4.430

40                     0.191                  75                     4.924
41                     0.206                  76                     5.451
42                     0.221                  77                     6.006
43                     0.238                  78                     6.582
44                     0.256                  79                     7.195

45                     0.277                  80                     7.867
46                     0.299                  81                     8.617
47                     0.323                  82                     9.465
48                     0.349                  83                    10.423
49                     0.378                  84                    11.473

50                     0.409                  85                    12.590
51                     0.446                  86                    13.753
52                     0.489                  87                    14.953
53                     0.536                  88                    16.165
54                     0.591                  89                    17.405

55                     0.652                  90                    18.692
56                     0.720                  91                    20.047
57                     0.791                  92                    21.516
58                     0.869                  93                    23.160
59                     0.957                  94                    25.260

60                     1.054                  95                    28.274
61                     1.163                  96                    33.107
62                     1.287                  97                    41.685
63                     1.428                  98                    58.013
64                     1.588                  99                    90.909

65                     1.764
66                     1.954
67                     2.160
68                     2.381
69                     2.622


00-MPVL (CONTINUED ON PAGE 4.1)      Page 4                             {POL NO}

         TABLE OF NON-GUARANTEED TABULAR VALUES PER $1,000 OF INSURANCE

Tabular Values are projections of certain values described in "Policy Value Options" on page 18. Tabular Values are calculated assuming: (1) the Guaranteed Insurance Amount is $100,000; (2) the Basic Scheduled Premium is paid monthly during the Guaranteed Premium Period and the Maximum Basic Scheduled Premium is paid monthly in all policy years after the Guaranteed Premium Period; (3) no unscheduled payments, partial withdrawals, policy loans or reductions in the Guaranteed Insurance Amount are made; (4) the Policy Account Value earns a 4% annual net rate of return; and (5) maximum monthly deductions, including maximum cost of insurance charges but excluding the Mortality and Expense Risk charge, are deducted each month.

The Tabular Values shown below are not guaranteed. Tabular Values for policy years not shown will be furnished upon request.

     END OF        TABULAR CASH     TABULAR REDUCED     TABULAR FIXED BENEFIT
 POLICY YEAR     SURRENDER VALUE   PAID-UP INSURANCE   EXTENDED TERM INSURANCE
 -----------     ---------------   -----------------   -----------------------

                                                           YEARS        DAYS
         1              $0.00             $0.00                0           0
         2               0.00              0.00                0           0
         3               1.96              8.00                0         365
         4               7.92             30.00                3         229
         5              13.95             51.00                5         272

         6              20.03             71.00                7         158
         7              26.14             89.00                8         286
         8              32.30             07.00                9         305
         9              38.45            123.00               10         224
        10              44.62            138.00               11          64

        11              50.76            152.00               11         202
        12              56.87            164.00               11         289
        13              63.47            178.00               11         362
        14              68.89            187.00               11         336
        15              74.21            195.00               11         283

        16              79.43            202.00               11         205
        17              84.46            208.00               11         105
        18              89.24            213.00               10         352
        19              93.71            217.00               10         212
        20              97.78            220.00               10          58

    Age 60             109.17            213.00                7         187
    Age 65              93.14            159.00                4          81
    Age 70              15.90             25.00                0         171
    Age 80             382.47            483.00                4         213
    Age 90             646.13            729.00                4          68
   Age 100           1,000.00          1,000.00                0           0


00-MPVL (CONTINUED ON PAGE 4.2)      Page 4.1                           {POL NO}

                TABLE OF BENCHMARK VALUES FOR COMPARISON PURPOSES
                             PER $1,000 OF INSURANCE

The Policy Account Value is compared to the Benchmark Value for a given policy year to determine if: (1) the Basic Scheduled Premium should be changed after the Guaranteed Premium Period (see "Changes in Basic Scheduled Premiums" on page
9); or (2) the Premium Skip Option may be exercised (see "Premium Skip Option" on page 10); or (3) the amount of death benefit provided under Death Benefit Option 2 is greater than the Guaranteed Insurance Amount (see "Death Benefit Options" on page 6). The Cash Surrender Value is compared to the Benchmark Value to determine if a partial withdrawal may be taken (see "Partial Withdrawals" on page 16). Whenever this happens, the comparison is to the appropriate Value shown below multiplied by the Guaranteed Insurance Amount divided by 1,000.

GIAC does not guarantee that the Policy Account Value at any time will equal or exceed the Benchmark Values shown below. The Benchmark Value for any date during a policy year is determined by interpolation between the Benchmark Values for the Policy Anniversaries immediately preceding and following that date.

The Benchmark Value on the Issue Date is $6.83.

    END OF      BENCHMARK      END OF       BENCHMARK    END OF       BENCHMARK
POLICY YEAR       VALUE     POLICY YEAR       VALUE    POLICY YEAR      VALUE
-----------       -----     -----------       -----    -----------      -----

     1           $12.95          31          $383.41       61          $880.63
     2            19.37          32           404.07       62           909.11
     3            26.03          33           425.35       63           949.47
     4            33.20          34           447.33       64           994.62
     5            40.66          35           470.34       65         1,000.00

     6            48.42          36           487.40
     7            56.54          37           504.27
     8            65.01          38           520.86
     9            73.85          39           537.52
    10            83.06          40           553.98

    11            92.65          41           570.44
    12           102.57          42           586.85
    13           113.37          43           602.93
    14           124.61          44           618.95
    15           136.33          45           634.76

    16           148.14          46           650.44
    17           160.71          47           665.99
    18           173.33          48           681.46
    19           186.34          49           696.53
    20           199.73          50           711.50

    21           213.51          51           726.72
    22           227.81          52           741.61
    23           242.63          53           756.20
    24           258.02          54           770.50
    25           273.99          55           784.61

    26           290.54          56           799.01
    27           307.78          57           813.61
    28           325.57          58           828.67
    29           344.08          59           844.54
    30           363.38          60           861.68


00-MPVL (CONTINUED ON PAGE 4.3)      Page 4.2                           {POL NO}

                          TABLE OF NET SINGLE PREMIUMS
                                   PER $1,000

Net Single Premiums are used to calculate the death benefit provided under the
Section 7702 Minimum Death Benefit and the Variable Insurance Amount (see the applicable provisions on pages 6 and 7). The Net Single Premiums shown below are based on the insured's Attained Age, sex and premium class. The Net Single Premium on any date during a policy year is determined by interpolation between the Net Single Premiums for the Policy Anniversaries immediately preceding and following that date.

  INSURED'S            NET SINGLE           INSURED'S             NET SINGLE
ATTAINED AGE             PREMIUM           ATTAINED AGE            PREMIUM
------------             -------           ------------            -------

      35                  232.05                70                  660.70
      36                  241.06                71                  675.19
      37                  249.34                72                  689.34
      38                  257.88                73                  703.45
      39                  266.69                74                  717.23

      40                  275.77                75                  730.61
      41                  285.12                76                  743.59
      42                  294.73                77                  756.18
      43                  304.63                78                  768.41
      44                  314.79                79                  780.36

      45                  325.25                80                  792.04
      46                  335.99                81                  803.45
      47                  347.02                82                  814.54
      48                  358.33                83                  825.22
      49                  369.94                84                  835.39

      50                  381.84                85                  845.01
      51                  394.05                86                  854.08
      52                  406.53                87                  862.64
      53                  419.27                88                  870.79
      54                  432.26                89                  878.67

      55                  445.48                90                  886.43
      56                  458.91                91                  894.22
      57                  472.55                92                  902.55
      58                  486.38                93                  910.77
      59                  500.43                94                  920.10

      60                  514.65                95                  930.48
      61                  529.03                96                  942.01
      62                  543.55                97                  954.58
      63                  558.18                98                  967.75
      64                  572.86                99                  980.64

      65                  587.55               100                 1000.00
      66                  602.22
      67                  616.88
      68                  631.52
      69                  646.13


00-MPVL                              Page 4.3                           {POL NO}

                          TABLE OF ANNUAL RENEWAL RATES
                      PER $1,000 OF TERM INSURANCE BENEFIT
        PROVIDED UNDER THE ADJUSTABLE RENEWABLE TERM LIFE INSURANCE RIDER

Renewal premiums for this rider are based on Current Annual Rider Renewal Rates per $1,000 of term insurance benefit, if any. GIAC may change the Current Annual Rider Renewal Rates; however, the annual rider renewal rate will never exceed the applicable Maximum Annual Rider Renewal Rate shown below. See the "Changes in Current Annual Rider Renewal Rates" provision in the rider for details.

                   CURRENT      MAXIMUM ANNUAL                   CURRENT        MAXIMUM
  INSURED"S     ANNUAL RIDER    RIDER RENEWAL     INSURED"S   ANNUAL RIDER   ANNUAL RIDER
 ATTAINED AGE    RENEWAL RATE        RATE       ATTAINED AGE   RENEWAL RATE   RENEWAL RATE
 ------------    ------------        ----       ------------   ------------   ------------

      36            00.00           00.00            70            00.00          00.00
      37                                             71
      38                                             72
      39                                             73

      40                                             74
      41                                             75
      42                                             76
      43                                             77
      44                                             78

      45                                             79
      46                                             80
      47                                             81
      48                                             82
      49                                             83

      50                                             84
      51                                             85
      52                                             86
      53                                             87
      54                                             88

      55                                             89
      56                                             90
      57                                             91
      58                                             92
      59                                             93

      60                                             94
      61                                             95
      62                                             96
      63                                             97
      64                                             98
                                                     99
      65
      66
      67
      68
      69


00-MPVL                             Page 4-YRTMPVL                      {POL NO}

                                 1. DEFINITIONS

Certain important terms used in this policy are defined below. Additional terms, not explained here, are defined in other parts of this policy.

Account Value Breakpoint: The amount used to calculate the mortality and expense risk charge on the 12th Policy Anniversary and thereafter. The Account Value Breakpoint amount is the greater of zero or $100,000 less the amount of Policy Account Value in the Fixed-Rate Option.

Age: The insured's age on the birthday nearest the Policy Date. This Age is shown on page 3.

Allocation Options: The Allocation Options consist of the Variable Investment Options and the Fixed-Rate Option.

Attained Age: The insured's Age as shown on page 3, plus the number of policy years completed since the Policy Date.

Basic Policy: This policy including any attached endorsements and applications, but excluding any additional benefit riders.

Basic Scheduled Premium: The amount payable for coverage provided under the Basic Policy, less any applicable rating charge.

Business Day: Each day that GIAC processes transactions, currently including each day that the New York Stock Exchange or its successor is open for trading and GIAC is open for business. GIAC's close of business is 4:00 PM New York City time. If any transaction or event occurs or is scheduled to occur on a day that is not a Business Day, or if a transaction request is received after GIAC's close of business, such transaction or event will be processed using values as of the next following Business Day unless otherwise specified.

Cash Surrender Value: The Policy Account Value less any surrender charges.

Guaranteed Insurance Amount: The Guaranteed Insurance Amount is shown on page 3. The Guaranteed Insurance Amount applies while this policy is in full force until the Policy Anniversary nearest the insured's 100th birthday. This is the guaranteed minimum amount of death proceeds provided under this policy if all Policy Premiums are paid when due or skipped in accordance with the "Premium Skip Option", no partial withdrawals are made and Policy Debt is repaid. However, the Guaranteed Insurance Amount may be reduced in accordance with "Reducing the Guaranteed Insurance Amount" on page 7 and "Partial Withdrawals" on page 16.

Guaranteed Premium Period: The period during which the Basic Scheduled Premium shown on page 3 is guaranteed to remain level. The Guaranteed Premium Period begins on the Policy Date and ends on the later of the Policy Anniversary nearest the insured's 70th birthday or the 10th Policy Anniversary.

Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and its related rules and regulations.

Investment Unit: A unit of measure used to determine the value attributable to a Variable Investment Option.

Issue Date: The date this policy is issued at the Customer Service Office. The Issue Date is shown on page 3.

Loan Collateral Account: An account to which values from the Variable Investment Options and the Fixed-Rate Option are transferred when a policy loan is taken.

Monthly Date: The same date of each calendar month as the Policy Date, or the last date of a calendar month, if earlier.

Net Amount at Risk: The amount of death benefit provided under the Death Benefit Option in force less the Policy Account Value.

Net Cash Surrender Value: The amount payable on the date GIAC receives at the Customer Service Office this policy and the owner's proper written request for surrender. The Net Cash Surrender Value on any date is the Cash Surrender Value less any Policy Debt, plus any applicable Policy Premium Assessment paid beyond the next Monthly Date.

Net Premium: The portion of a Basic Scheduled Premium or unscheduled payment that is allocated to the Variable Investment Options or the Fixed-Rate Option. GIAC deducts the Premium Charge shown on page 3 from each Basic Scheduled Premium and unscheduled payment before allocation. Premiums for any additional benefit riders are not allocated to the Variable Investment Options or the Fixed-Rate Option, unless otherwise stated in the rider.

Policy Account Value: The sum of the values that are allocated to the Variable Investment Options, the Fixed-Rate Option and the Loan Collateral Account. The unloaned Policy Account Value is the Policy Account Value less the Loan Collateral Account.

Policy Anniversary: The same date of each calendar year as the Policy Date.


00-MPVL                                Page 5                           {POL NO}

Policy Date: The Policy Date is shown on page 3. Policy months, policy years and Policy Anniversaries are measured from the Policy Date.

Policy Debt: All unpaid policy loans, plus accrued and unpaid loan interest.

Policy Premium: The amount payable for coverage provided under the entire contract. A Policy Premium equals the Basic Scheduled Premium plus any applicable Policy Premium Assessment.

Policy Premium Assessment: Any rating charge added to the Basic Scheduled Premium when the insured does not satisfy GIAC's underwriting requirements for standard insurance, and premiums for any additional benefit riders.

Policy Review Date: The Monthly Date prior to the beginning of a given Policy Anniversary.

Section 7702: The section of the Internal Revenue Code which defines life insurance.

Unloaned Cash Surrender Value: The Cash Surrender Value less any Policy Debt.

Variable Investment Options: The investment divisions of The Guardian Separate Account K (Account K) available for investment under this policy.

                                2. DEATH PROCEEDS

Death Proceeds

The death proceeds become payable to the beneficiary upon GIAC's receipt at the Customer Service Office of due proof that the insured died while this policy was in force. The death proceeds payable are the sum of the following as of the date of the insured's death:

o the amount of death benefit provided under the Death Benefit Option then in force (see "Death Benefit Options" below); and
o any applicable Policy Premium Assessment paid beyond the policy month of death; and
o     any insurance on the insured's life provided by additional benefit riders;

less:

o     any Policy Debt; and
o     any due and unpaid Policy Premium through the policy month of death.

Death Benefit Options

The owner elects the Death Benefit Option in the application.

Option 1: The amount of death benefit provided under this option until the Policy Anniversary nearest the insured's 100th birthday is the greatest of:

o     the Guaranteed Insurance Amount in effect on the date of death; or
o the minimum death benefit required under Section 7702 on the Monthly Date preceding the date of death; or
o after the first policy year, the Variable Insurance Amount (described on page 7).

Option 2: The amount of death benefit provided under this option until the Policy Anniversary nearest the insured's 100th birthday is the greatest of:

o the Guaranteed Insurance Amount in effect on the date of death plus any positive amount by which the Policy Account Value as of the Monthly Date preceding the date of death exceeds the Benchmark Value for the applicable policy year, adjusted to the Monthly Date proceeding the date of death; or
o the minimum death benefit required under Section 7702 on the Monthly Date preceding the date of death; or
o     after the first policy year, the Variable Insurance Amount.

The Table of Benchmark Values for Comparison Purposes is shown on page 4.

Any partial withdrawals between the Monthly Date and the date of death will reduce the death benefit under Death Benefit Option 1 or Death Benefit Option 2 by the amount of the partial withdrawal.

Upon the Policy Anniversary nearest the insured's 100th birthday and thereafter, the amount of death benefit provided under Death Benefit Option 1 or Death Benefit Option 2 equals the Policy Account Value.

Section 7702 Minimum Death Benefit

To qualify as life insurance under the Internal Revenue Code, the amount of death benefit provided under Option 1 or Option 2 must equal at least the minimum death benefit required under Section 7702. The amount of death benefit provided under Option 1 or Option 2 always will equal or exceed the minimum death benefit required by the Cash Value Accumulation Test under Section 7702. The Section 7702 minimum death benefit on any Monthly Date is:

$1,000 times the Policy Account Value on such Monthly Date divided by the applicable Net Single Premium shown on page 4. If the Monthly Date is not on a Policy Anniversary, the Net Single Premium is determined by interpolation between the values on the Policy Anniversaries before and after such Monthly Date.


00-MPVL                             Page 6                              {POL NO}

The Variable Insurance Amount

The Variable Insurance Amount applies for each policy year after the first. GIAC will determine the Variable Insurance Amount for a given policy year on each Policy Review Date. The Variable Insurance Amount may produce a death benefit which is higher than the Guaranteed Insurance Amount then in effect. The Variable Insurance Amount for a given policy year is the greater of:

o     the Guaranteed Insurance Amount on the Policy Review Date; or

o     $1,000 multiplied by:
      o     the Policy Account Value on the Policy Review Date;

      divided by:
      o     the Net Single Premium on the Policy Review Date.

The Table of Net Single Premiums is shown on page 4.

However, GIAC will reduce the Variable Insurance Amount to reflect any partial withdrawals or reductions in the Guaranteed Insurance Amount. See "Reducing the Guaranteed Insurance Amount" below and "Partial Withdrawals and Surrender" on page 16.

Changing the Death Benefit Option

While the insured is living, the owner may change the Death Benefit Option on or after the first Policy Anniversary. GIAC must receive the owner's proper written request for the change at the Customer Service Office. The owner may not change the Death Benefit Option more than once in a policy year. Any change in the Death Benefit Option will be effective on the Monthly Date following the date that GIAC approves the change.

Changing from Option 1 to Option 2: GIAC requires satisfactory evidence of insurability for this change. The death benefit will increase by any positive amount by which the Policy Account Value exceeds the Benchmark Value on the date the change takes effect. GIAC will not permit a change from Option 1 to Option 2 if Policy Premiums are then being waived under a waiver of premium rider.

Changing from Option 2 to Option 1: The death benefit will decrease by any positive amount by which the Policy Account Value exceeds the Benchmark Value on the date the change takes effect.

Changing the Death Benefit Option does not change the Guaranteed Insurance
Amount.

                   3. REDUCING THE GUARANTEED INSURANCE AMOUNT

After the first policy year, The owner may request a reduction in the Guaranteed Insurance Amount. GIAC must receive the owner's proper written request for the reduction at the Customer Service Office. To process a reduction in the Guaranteed Insurance Amount, GIAC requires that:

o the insured is living on the date GIAC receives the owner's written request;
o the reduction is for at least $5,000, unless the reduction is due to a partial withdrawal; and
o the reduced Guaranteed Insurance Amount will not be less than GIAC's then current minimum Guaranteed Insurance Amount.

The reduction will take effect on the Monthly Date next following the date GIAC approves the change.

Policy Premiums and Benchmark Values will decrease when a reduction in the Guaranteed Insurance Amount takes effect. The Variable Insurance Amount, cost of insurance charges and benefits provided under any additional benefit rider attached to this policy also may decrease. GIAC will send the owner revised policy pages reflecting any changes caused by a reduction in the Guaranteed Insurance Amount.

The owner cannot increase the Guaranteed Insurance Amount.


00-MPVL                               Page 7                            {POL NO}

                            4. OWNER AND BENEFICIARY

Owner

The owner is named in the application or in any later change shown in GIAC's records. While the insured is living and subject to any assignment on file with GIAC, the owner alone has the right to receive all benefits and exercise all rights this policy grants or GIAC allows.

Successor Owner

A numbered sequence may be used to name successor owners. If the owner dies, ownership passes to the next designated successor owner then living. If none is then living, ownership passes to the owner's estate. No successor owner is permitted when the insured and the owner are the same person.

Joint Owner

If more than one person is named as owner with no number or the same number, they are joint owners. Except for transfers, any request for a policy transaction or change must be signed by all of the joint owners named in GIAC's records. Unless otherwise provided, if a joint owner dies, ownership passes to the surviving joint owner(s) equally. When the last joint owner dies, ownership passes to that person's estate, unless otherwise provided.

Beneficiary

The beneficiary is named in the application or in any later change shown in GIAC's records. GIAC will pay the death proceeds to the beneficiary, subject to the terms of "Death Proceeds" on page 6. Unless otherwise provided, in order to receive proceeds at the insured's death, a beneficiary must be living on the earlier of:

o the date GIAC receives due proof of the insured's death at the Customer Service Office; or
o     the 15th day after the insured's death.

Unless otherwise provided, if no designated beneficiary is living on such earlier date, the owner or the owner's estate is the beneficiary.

Contingent Beneficiary

A numbered sequence may be used to name contingent beneficiaries. The beneficiary is the living person(s) designated by the lowest number in the sequence.

Concurrent Beneficiary

If more than one person is named as beneficiary with no number or the same number, those persons are concurrent beneficiaries. Shares are equal, unless otherwise specified. If shares are equal, the share of a concurrent beneficiary who predeceases the insured will be shared equally by the surviving concurrent beneficiaries. If unequal shares are specified and a concurrent beneficiary predeceases the insured, the beneficiary of that share will be the owner or the owner's estate.

Change of Owner or Beneficiary

The owner may change the owner or beneficiary by proper written request satisfactory to GIAC. The change will take effect as of the date the request is signed, whether or not the insured is living when GIAC receives the request at the Customer Service Office. However, the change will not apply to any payments made or actions taken by GIAC on or before the date the request is received at the Customer Service Office.

Assignment

No assignment will bind GIAC unless the original, or a copy, is filed at the Customer Service Office. An assignment must be signed and dated by both the assignor and the assignee and, as applicable, by the beneficiary. The rights of any owner or beneficiary and the entire contract, as defined in "The Contract" on page 25, will be subject to the assignment. GIAC will rely solely on the assignee's statement as to the amount of the assignee's interest. GIAC will not be responsible for the validity of any assignment. Unless otherwise provided, the assignee may exercise all rights this policy grants except:

o     the right to change the owner or beneficiary;
o     the right to elect a Payment Option; and
o the right to allocate or transfer amounts among the Variable Investment Options and the Fixed-Rate Option.

Assignments are subject to all payments made or actions taken by GIAC on or before the date GIAC receives the assignment at the Customer Service Office.

                          5. PREMIUMS AND REINSTATEMENT

Premium Payment

After the first Policy Premium, Policy Premiums are payable only at the Customer Service Office. Upon request, GIAC will give the owner a receipt signed by one of its officers. Policy Premiums may be paid annually or on a periodic basis. Periodic Policy Premiums are payable semi-annually or quarterly, or monthly pursuant to a pre-authorized payment plan.


00-MPVL                             Page 8                              {POL NO}

Periodic Policy Premiums may also be paid at any other frequency acceptable to GIAC. GIAC will change the premium payment frequency if it receives the owner's proper written request at the Customer Service Office before the premium due date. A periodic Policy Premium must be at least $100 unless GIAC is authorized to accept payment under a pre-authorized payment plan. The minimum premium payment GIAC will accept under a pre-authorized payment plan is $25.

The amount of each periodic Policy Premium is calculated by multiplying the annual Policy Premium by the applicable modal factor:

    Frequency of       Modal Factors
    Premium Payment
    Semi-annually     .515000
    Quarterly         .262650
    Monthly           .085833

Guaranteed Premium Period

The Guaranteed Premium Period begins on the Policy Date and ends on the later of the Policy Anniversary nearest the insured's 70th birthday or the 10th Policy Anniversary. During the Guaranteed Premium Period, the Basic Scheduled Premium portion of the Policy Premium is guaranteed to remain level. The Basic Scheduled Premium payable during the Guaranteed Premium Period is shown on page 3.

Changes in Basic Scheduled Premiums

GIAC will review the Basic Scheduled Premium payable in any policy year after the Guaranteed Premium Period. On each Policy Review Date beginning with the one immediately preceding the anniversary which is the end of the Guaranteed Premium Period, GIAC will determine if the Basic Scheduled Premium shown on page 3 should be changed. If the Policy Account Value is less than the Benchmark Value adjusted to the Policy Review Date, then the Basic Scheduled Premium will exceed the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount. The Basic Scheduled Premium payable for a policy year after the Guaranteed Premium Period will never:

o be less than the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount; nor
o     exceed the Maximum Basic Scheduled Premium shown on page 3.

Any change in the Basic Scheduled Premium will apply to the premium due on the Policy Anniversary following the Policy Review Date. Before each policy year begins, GIAC will send the owner written notice of the Policy Premium due for that year.

Unscheduled Payments

The owner may make unscheduled payments in addition to the Policy Premium, subject to the limitations stated on page 3. Net Premiums resulting from unscheduled payments will be allocated to the Variable Investment Options and the Fixed-Rate Option in accordance with the allocation percentages then in effect (also see "Allocation of Net Premiums" on page 11).

Unscheduled payments may be paid at any time during a policy year, only at the Customer Service Office. However, GIAC will not permit any unscheduled payments:

o     if Policy Premiums are then being waived under a waiver of premium rider;
      or
o     if a policy value option is effective; or
o upon the Policy Anniversary nearest the insured's 100th birthday and thereafter.

The maximum amount of total unscheduled payments permitted during each policy year is shown on page 3.

Crediting Payments

If a payment is received at the Customer Service Office without a written explanation from the owner as to its purpose, GIAC will apply the payment as described below:

For any payment which is:

o     at least equal to a Policy Premium; and
o received at the Customer Service Office during the period beginning 31 days before a premium due date and ending 31 days after such due date.

GIAC will apply such payment:

o     first, to pay the Policy Premium due;
o     then, to pay any outstanding Policy Debt; and
o     last, as an unscheduled payment.

All other unidentified payments will be applied:

o     first, to pay any outstanding Policy Debt; and
o     then, as unscheduled payments.

A payment which is at least equal to a Policy Premium and which is received at the Customer Service Office not more than 31 days before a premium due date will be applied as follows:

o any portion of the payment which GIAC applies to pay the Policy Premium due will be credited as of the premium due date;
o any portion of the payment in excess of the Policy Premium due will be credited as of the Business Day of receipt at the Customer Service Office.

A payment which is at least equal to a Policy Premium and which is received at the Customer Service Office not more than 31 days after a premium due date will be applied as of the Business Day of receipt at the Customer Service Office.


00-MPVL                              Page 9                             {POL NO}

GIAC will apply any payment which is identified as an unscheduled payment or as a Policy Debt repayment as of the Business Day of receipt at the Customer Service Office.

Premium Skip Option

Under this option, the owner may skip payment of the annual Policy Premium due on a Policy Anniversary. The owner may elect the Premium Skip Option, subject to the conditions described below. If periodic Policy Premiums are being paid when this option is elected:

o periodic Policy Premiums will continue to be payable until the premium skip is processed; and
o GIAC will automatically change the premium payment frequency to the annual mode when the premium skip is processed.

An annual Policy Premium may be skipped if:

o GIAC receives the owner's written election of the Premium Skip Option at the Customer Service Office before the end of the grace period for the Policy Premium due on the Policy Anniversary. Elections received at any other time will be effective on the next following Policy Anniversary;
o     Policy Premiums are not then being waived under a waiver of premium rider;
o     in the policy year this option is initially elected:
      o the Policy Account Value on the later of the Policy Anniversary or the date the election is processed exceeds the Benchmark Value by at least the amount of the annual Policy Premium; and
      o the Unloaned Cash Surrender Value on the later of the Policy Anniversary or the date the election is processed equals or exceeds any applicable Policy Premium Assessment multiplied by one minus the Premium Charge rate applicable to the Basic Scheduled Premium for the current policy year as shown on page 3.
o     in the policy years after the initial election of this option:
      o the Policy Account Value on the Policy Anniversary exceeds the Benchmark Value by at least the amount of the annual Policy Premium; and
      o the Unloaned Cash Surrender Value on the Policy Anniversary equals or exceeds any applicable Policy Premium Assessment multiplied by one minus the Premium Charge rate applicable to the Basic Scheduled Premium for the current policy year as shown on page 3.

If a Policy Premium is skipped, GIAC will deduct from the unloaned Policy Account Value an amount equal to any applicable Policy Premium Assessment multiplied by one minus the Premium Charge rate applicable to the Basic Scheduled Premium for the current policy year as shown on page 3.

Such amounts will be deducted from the Variable Investment Options in proportion to the portion of the Policy Account Value attributable to each Variable Investment Option. If some or all of the deduction exceeds the Policy Account Value attributable to the Variable Investment Options, then GIAC will deduct the remainder from the Fixed-Rate Option.

Such deduction will be made on the later of:

o     the applicable Policy Anniversary; or
o     the date this election is processed.

This option will remain in effect until:

o     GIAC receives the owner's written revocation at the Customer Service
      Office; or
o GIAC receives at the Customer Service Office the owner's written request to pay Policy Premiums periodically rather than annually; or
o GIAC receives at the Customer Service Office a payment which is credited as a then due Policy Premium (see "Crediting Payments" on page 9); or
o GIAC notifies the owner that a Policy Premium must be paid because the Policy Account Value or the Unloaned Cash Surrender Value on a Policy Anniversary does not satisfy the conditions of the Premium Skip Option; or
o     Policy Premiums are waived under a waiver of premium rider.

If the owner elected both this option and the Automatic Premium Loan, GIAC first will determine if the Premium Skip Option can apply. If this option cannot be applied, GIAC will determine if the Automatic Premium Loan can apply (see "Automatic Premium Loan" below). If neither the Premium Skip Option nor the Automatic Premium Loan can apply, this policy will lapse if the Policy Premium remains unpaid at the end of the grace period (see "Grace Period" on page 11).

Skipping a Policy Premium may adversely affect the benefits and values under this policy.

Automatic Premium Loan

GIAC will use this policy's loan value to pay any unpaid Policy Premium by an automatic loan if:

o this option was elected in the application or by written request received at the Customer Service Office before the end of the grace period for a then due Policy Premium;
o after the premium is paid, the total Policy Debt does not exceed the available loan value; and
o     the Premium Skip Option is not applied (see "Premium Skip Option" above).

The owner need not assign the policy; however, all other "Loan" provisions apply. Loan interest accrues from the end of the grace period. This policy will lapse if the loan value is insufficient for the automatic premium loan to be taken. Policy value options are effective upon lapse.


00-MPVL                             Page 10                             {POL NO}

GIAC will cancel the automatic premium loan election upon receipt of the owner's written instructions at the Customer Service Office.

Due Date and Default

Annual Policy Premiums are due on each Policy Anniversary. Each periodic Policy Premium or required loan repayment is due on the Monthly Date specified by GIAC. This policy will be in default on a due date if:

o a Policy Premium is not then paid or skipped in accordance with the "Premium Skip Option"; or
o     a required loan repayment is not then paid (See "Repayment" on page 17).

Grace Period

GIAC allows a grace period of 31 days after the due date for Policy Premium payments and required loan repayments. The grace period does not apply to payment of the first Policy Premium. The policy remains in full force during the grace period.

This policy will lapse if by the end of the grace period:

o     a Policy Premium is not paid (either by the owner or by Automatic Premium
      Loan) or skipped under the "Premium Skip Option"; or
o     if a required loan repayment is not paid.

Upon lapse, the insurance provided under this policy will terminate, except as provided in "Policy Value Options" on page 18.

Reinstatement

If this policy lapses and is not surrendered for cash, it may be eligible for reinstatement within 5 years after the date of default. The reinstatement will not take effect until GIAC:

o     approves the application for reinstatement; and
o     receives payment of all amounts due, as described below.

The requirements for reinstatement are:

o     the insured must be living on the date the reinstatement takes effect;
o     written application received at the Customer Service Office;
o     evidence of insurability satisfactory to GIAC;
o repayment or reinstatement of any outstanding Policy Debt with interest compounded yearly at the loan interest rate then in effect. See "Policy Loans" on page 17; and
o payment of the sum of all overdue Policy Premiums with 6% interest compounded yearly. In addition, if the policy lapsed due to the Policy Debt being larger than the Cash Surrender Value, and the policy loan is being reinstated, the reinstatement payment must also include the required loan repayment as described in the Policy Loans section.

                          6. ALLOCATIONS AND TRANSFERS

Allocation of Net Premiums

On the Issue Date, GIAC will allocate any Net Premiums received prior to the Issue Date to the Allocation Options in accordance with the allocation percentages then in effect and the limitations specified on page 3. After the Issue Date, the owner may allocate all or part of a Net Premium to the Allocation Options. GIAC applies the Net Premium in accordance with the allocation percentages in effect on that date (see "Crediting Payments" on page
9). GIAC reserves the right to limit the number of options in which the Policy Account Value may be invested; the maximum number of Allocation Options in which the Policy Account Value may be invested is shown on page 3. All allocation percentages must be in whole numbers; no fractional percentages are permitted. The sum of the percentages allocated among the options must equal 100.

The allocation percentages in effect on the Issue Date are those designated in the application; they are shown on page 3. The owner may subsequently change these allocation percentages. GIAC will change the allocation percentages following receipt of the owner's written request at the Customer Service Office. Any allocation change will only apply to Net Premiums received on or after the Business Day on which GIAC receives the request at the Customer Service Office.

Transfers

The owner may transfer all or a portion of the unloaned Policy Account Value among the Variable Investment Options and the Fixed-Rate Option, subject to the conditions and restrictions described below:

o GIAC must receive the owner's proper request for transfer at the Customer Service Office.
o The minimum amount which may be transferred from a Variable Investment Option or the Fixed-Rate Option is the lesser of the amount shown on page 3 or the entire value of that option.


00-MPVL                              Page 11                            {POL NO}

GIAC reserves the right to charge for each transfer after the twelfth transfer in a policy year. The amount of the transfer charge is shown on page 3. GIAC will deduct any transfer charge from the options from which the amounts are transferred.

However, a transfer charge will not be assessed for certain transactions as described elsewhere in this policy.

o The Policy Account Value may be invested in no more than the maximum number of Allocation Options specified on page 3.

Transfers Among the Variable Investment Options or into the Fixed-Rate Option

o Any transfer among the Variable Investment Options or into the Fixed-Rate Option will be effective as of the Business Day on which GIAC receives the request at the Customer Service Office.
o GIAC reserves the right to limit transfers among the Variable Investment Options or into the Fixed-Rate Option to once every 30 days.

Transfers from the Fixed-Rate Option

GIAC permits transfers from the Fixed-Rate Option into one or more of the Variable Investment Options only once each year on or within 30 days after a Policy Anniversary. Amounts first allocated or transferred to the Fixed-Rate Option will be the first amounts transferred from this option. The maximum amount that may be transferred from the Fixed-Rate Option each policy year is the greater of:

o 33 1/3% of the Policy Account Value attributable to the Fixed-Rate Option on the Policy Anniversary; or
o     $2500.

Transfers from the Fixed-Rate Option will be effective:

o on the Policy Anniversary, if GIAC receives the owner's transfer request at the Customer Service Office on or within 30 days prior to that Anniversary; or
o as of the Business Day on which GIAC receives the owner's transfer request at the Customer Service Office, if such request is received within 30 days after a Policy Anniversary.

GIAC will not process any request for transfer from the Fixed-Rate Option which is received on any other date.

Dollar Cost Averaging Transfer Option

The owner may make monthly transfers under the Dollar Cost Averaging Transfer Option if a portion of the Policy Account Value is attributable to The Guardian Cash Fund Variable Investment Option.

Under this option, an amount specified by the owner automatically will be transferred from The Guardian Cash Fund on each Monthly Date and into one or more of the other Variable Investment Options or into the Fixed-Rate Option, as elected by the owner. The minimum amount which may be transferred into each option is $100 per transfer.

GIAC must receive the owner's proper written election of this option at the Customer Service Office at least 3 Business Days before the Monthly Date on which such monthly transfers are to begin.

The Dollar Cost Averaging Transfer Option will terminate if:

o GIAC receives the owner's proper written request for cancellation at the Customer Service Office at least 3 Business Days before the Monthly Date on which a transfer would normally occur;
o the portion of the Policy Account Value attributable to The Guardian Cash Fund is less than the amount designated for transfer on a Monthly Date. GIAC automatically will transfer the portion of the Policy Account Value remaining in The Guardian Cash Fund on a pro-rata basis into the other Variable Investment Options or into the Fixed-Rate Option, in accordance with the owner's then current Dollar Cost Averaging transfer instructions; or
o     a Policy Value Option takes effect.

The owner may change the transfer instructions under this option or reinstate this option if it has terminated. GIAC must receive the owner's proper written request at the Customer Service Office at least 3 Business Days before the Monthly Date on which the change or reinstatement would take effect.


00-MPVL                             Page 12                             {POL NO}

                             7. THE SEPARATE ACCOUNT

The Guardian Separate Account K

The Variable Investment Options under this policy are funded by The Guardian Separate Account K (Account K). Account K is a separate investment account established by GIAC under the laws of the state of Delaware. Account K is registered as a unit investment trust with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940 (the 1940 Act).

Account K is treated as a division of GIAC and is used to provide values and benefits for variable life insurance policies only. GIAC owns the assets in Account K. The assets in Account K are kept separate from:

o     GIAC's general account; and
o     GIAC's other separate accounts.

Assets equal to the reserves and contract liabilities of Account K will not be charged with liabilities that arise from any other business GIAC may conduct. GIAC may transfer assets in excess of the reserves and contract liabilities of Account K to its general account. Income and realized and unrealized gains and losses from assets in each Variable Investment Option in Account K are credited to or charged against such Variable Investment Option without regard to income and realized and unrealized gains or losses in Account K's other Variable Investment Options or GIAC's general account or other separate accounts. The valuation of all assets in Account K will be determined in accordance with all applicable laws and regulations.

Investment Divisions

Account K consists of several investment divisions or Variable Investment Options. Each investment division of Account K invests in shares of a mutual fund. Each mutual fund is managed by an investment adviser registered under the Investment Advisers Act of 1940. The investment divisions available on the Issue Date are listed in the then current prospectus for Account K as it relates to this policy. Each mutual fund is more fully described in a separate prospectus. Any investment adviser's fee, if applicable, is described in the appropriate prospectus.

Rights Reserved

GIAC reserves the right to take certain actions which it deems: o necessary to serve the best interests of the owner and beneficiary; and o appropriate to carry out the purposes of this policy.

GIAC will exercise its reserved rights only when permitted by applicable law. When required by law, GIAC will obtain approval by the owner, the SEC, and any appropriate regulatory authority. Examples of the actions GIAC may take include:

o     deregistering Account K under the 1940 Act;
o operating Account K in any form permitted under the 1940 Act, or in any other form permitted by law;
o taking any action necessary to comply with or obtain and continue any exemptions from the 1940 Act;
o     transferring any assets in an investment division:
      o     into another investment division; or
      o     into one or more separate accounts; or
      o     into GIAC's general account;
o     adding, combining or removing investment divisions in Account K;
o substituting, for the mutual fund shares held in any investment division, the shares of another class issued by such mutual fund or the shares of another investment company or any other investment permitted by law;
o changing the way GIAC deducts or collects charges under a policy, but without increasing the charges unless and to the extent permitted by other provisions of this policy;
o modifying this policy as necessary to ensure that it continues to qualify as life insurance under Section 7702;
o making any other necessary technical changes in this policy in order to conform with any action this provision permits GIAC to take;
o adding to, eliminating, or suspending the owner's ability to allocate Net Premiums or transfer unloaned Policy Account Value amounts into any Variable Investment Option or into the Fixed-Rate Option.

GIAC will notify the owner if any of these changes result in a material change in the underlying investments of an investment division of Account K to which any part of the Policy Account Value is allocated. Details of any such change will be filed with any regulatory authority where required and will be subject to any required approval.


00-MPVL                                Page 13                          {POL NO}

If the owner objects to the material change and a portion of the Policy Account Value is attributable to the affected investment division, then GIAC will transfer that value into:

o     another investment division; or
o     the Fixed-Rate Option.

To effect such transfer, GIAC must receive the owner's proper written request at the Customer Service Office within 60 days of the postmarked notice of material change. GIAC will not deduct a transfer charge for this transaction.

                            8. THE FIXED-RATE OPTION

The Fixed-Rate Option is funded by GIAC's general account.  The owner may:

o     allocate all or part of any Net Premiums to the Fixed-Rate Option; or
o transfer all or part of the Policy Account Value attributable to the Variable Investment Options into the Fixed-Rate Option (for restrictions on transfers from the Fixed-Rate Option, see "Transfers from the Fixed-Rate Option" on page 12).

GIAC will credit interest on all amounts allocated or transferred to the Fixed-Rate Option. Interest will accrue daily at a minimum guaranteed effective annual rate of 4% and will be credited to the Fixed-Rate Option at least monthly on each Monthly Date. GIAC may declare interest rates greater than 4% at any time, at its discretion.

On each Policy Anniversary, GIAC will begin accruing interest on all amounts held in the Fixed-Rate Option at the interest rate in effect on that date. The annual statement to the owner shows the interest rate in effect on a Policy Anniversary if a portion of the Policy Account Value is then attributable to the Fixed-Rate Option. GIAC will provide the interest rate in effect on any other date upon request.

                             9. POLICY ACCOUNT VALUE

The Policy Account Value is the sum of the values attributable to this policy which are allocated to the Variable Investment Options, the Fixed-Rate Option, and the Loan Collateral Account.

The portion of the Policy Account Value attributable to a Variable Investment Option equals:

o the number of Investment Units attributable to this policy which are in that Variable Investment Option;

multiplied by:

o     value the of an Investment Unit for that Variable Investment Option.

The portion of the Policy Account Value attributable to the Fixed-Rate Option and the Loan Collateral Account, if any, is expressed as a dollar amount.

Investment Units

Amounts allocated, transferred or added to a Variable Investment Option are used to purchase Investment Units. Investment Units are redeemed and cancelled when amounts are deducted, withdrawn or transferred from a Variable Investment Option. GIAC determines the number of Investment Units purchased or redeemed in a Variable Investment Option by dividing the dollar amount of the transaction by the Investment Unit value for that Variable Investment Option on the date of the transaction.

Investment Unit Value

GIAC determines the Investment Unit Value for each Variable Investment Option at the close of every Business Day. The Investment Unit Value for any Business Day is (a) multiplied by (b), where:

o (a) is the Investment Unit Value for the Investment Unit at the close of business on the preceding Business Day; and
o (b) is the net investment factor, as described below, for the current Business Day.

Net Investment Factor

On any Business Day, the net investment factor for a Variable Investment Option is determined by dividing the sum of (a) and (b) by (c), where:

o (a) is the net asset value per share of the Variable Investment Option's corresponding mutual fund at the close of the current Business Day;
o (b) is the per share amount of any dividends or capital gains distributed by the mutual fund on the current Business Day reduced by the sum of any federal, state, or local taxes payable by GIAC and allocated by GIAC to the Variable Investment Option; and


00-MPVL                             Page 14                             {POL NO}

o (c) is the net asset value per share of such mutual fund at the close of the Business Day immediately preceding the current Business Day;

Monthly Deductions

On each Monthly Date, GIAC will make deductions from the Variable Investment Options and the Fixed-Rate Option in proportion to the portion of the Policy Account Value attributable to each option. The total amount deducted from the options for a policy month is the sum of:

o the mortality and expense risk charge, shown on page 3. This charge is determined before other monthly deductions are made.
o     the monthly administrative charges as shown on page 3;
o     the monthly charge for the Guaranteed Insurance Amount as shown on page 3;
      and
o     the monthly cost of insurance charge for the Basic Policy.

Monthly Cost of Insurance

The monthly cost of insurance charge for the Basic Policy on each Monthly Date is (a) multiplied by (b); divided by (c), where:

o     (a) is the monthly cost of insurance rate in effect on that Monthly Date;
o (b) is the Net Amount at Risk on that Monthly Date after the monthly deductions for:
o the administrative charges, the Guaranteed Insurance Amount charge and the mortality and expense risk charge;
o     (c) is $1000.

Monthly cost of insurance rates are based on the insured's premium class, sex, and Age on the Policy Date, the duration, and the Guaranteed Insurance Amount plus any term rider face amount.

GIAC has the right to change the monthly cost of insurance rates; however, these rates will never exceed the maximum monthly cost of insurance rates shown in the table on page 4.

Any such change will be on a uniform basis for policies in the same class, based on:

o     the insured's premium class;
o     the insured's sex;
o     the insured's Age on the Policy Date;
o     the duration; and
o the sum of the Guaranteed Insurance Amount plus any term rider face amount.

Any change in the monthly cost of insurance rates will be based on changes in future expectations for:

o     mortality;
o     expenses;
o     persistency;
o     federal income taxes;
o     state or local premium taxes; and
o     GIAC's investment earnings in its general account.

Changes in the monthly cost of insurance rates:

o     will be determined only prospectively;
o     will not occur because of a deterioration in the insured's health;
o     will not be made so GIAC may recoup any prior losses;
o     will apply to all policies that are issued on this form; and
o will comply with the procedures and standards on file with the insurance department for the jurisdiction where this policy is delivered.

Transaction Deductions

GIAC also will make the following transaction deductions from the Variable Investment Options and the Fixed-Rate Option, as applicable:

o     a surrender charge (see "Partial Withdrawals and Surrender" on page 16);
o     any applicable transfer charge (see "Transfers" on page 3); and
o any deductions made under the Premium Skip Option to pay the portion of the Policy Premium attributable to any applicable Policy Premium Assessment (see "Premium Skip Option" on page 10).

GIAC will make transaction deductions, excluding transfer charges, first from the Variable Investment Options in proportion to the portion of the Policy Account Value attributable to each Variable Investment Option. Any excess over the amount available in the Variable Investment Options then will be deducted from the Fixed-Rate Option. GIAC will deduct transfer charges from the options from which amounts were transferred.


00-MPVL                             Page 15                             {POL NO}

                      10. PARTIAL WITHDRAWALS AND SURRENDER

Partial Withdrawals

After the first policy year and while the insured is living, the owner may request a partial withdrawal of the Unloaned Cash Surrender Value, subject to the conditions described below. A partial withdrawal will reduce the Policy Account Value and the death proceeds as described in this provision and in the Death Proceeds Section on page 6. The portion of partial withdrawal which exceeds the maximum reduction-free partial withdrawal, as described below, will also reduce the Guaranteed Insurance Amount.

GIAC will calculate the reduction-free partial withdrawal as of the close of Business Day of receipt of the owner's written request for a partial withdrawal as follows:

For Death Benefit Option 1, the maximum reduction-free partial withdrawal will equal the greater of zero, or the excess, if any, of (a) over (b) where:

(a)   equals the Policy Account Value; and
(b) equals the Guaranteed Insurance Amount divided by $1,000, multiplied by the interpolated net single premium described on page 4.

      For Death Benefit Option 2, the full partial withdrawal is reduction-free. We reserve the right to limit the number of partial withdrawals to 12 per policy year. The minimum partial withdrawal amount is shown on page 3.

The partial withdrawal and any resulting reductions will take effect as of the Business Day on which GIAC receives the owner's proper written request for the partial withdrawal at the Customer Service Office. GIAC will send the owner revised policy pages reflecting any reductions in benefits and values due to a partial withdrawal. The conditions for taking a partial withdrawal are as follows:

o GIAC must receive the owner's proper written request at the Customer Service Office;
o the Cash Surrender Value remaining after a partial withdrawal must be at least equal to the adjusted interpolated Benchmark Value for that policy year for the new Guaranteed Insurance Amount; and
o the Net Cash Surrender Value after a partial withdrawal must be at least zero.
o The Guaranteed Insurance Amount after the partial withdrawal must be at least equal to GIAC's then current Minimum Guaranteed Insurance Amount.

GIAC will not process any request for a partial withdrawal which exceeds the amount available.

When the owner requests a partial withdrawal, GIAC will calculate the Benchmark Value adjusted to the date of the partial withdrawal as follows:

o If the partial withdrawal occurs on a Policy Anniversary, the adjusted Benchmark Value will equal the Benchmark Value on that date plus the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount.
o If the partial withdrawal occurs on a date other than a Policy Anniversary, the Benchmark Value will be based on linear interpolation between (a) and (b) where: (a) equals the Benchmark Value on the preceding Policy Anniversary plus the Basic Scheduled Premium payable during the Guaranteed Premium Period for the current Guaranteed Insurance Amount; and
      (b) equals the Benchmark Value on the next Policy Anniversary.

If the Guaranteed Insurance Amount is reduced due to a partial withdrawal, the Basic Scheduled Premium and Benchmark Values will also be reduced. In addition, in any year in which a partial withdrawal is taken, the Variable Insurance Amount will be reduced for the remainder of that year by the full amount of the partial withdrawal, including any reduction-free portion. If the withdrawal occurs between the Policy Review Date and the policy anniversary, the Variable Insurance Amount for the following policy year is also reduced by the full partial withdrawal.

GIAC will first deduct the amount of any partial withdrawal from the Policy Account Value attributable to the Variable Investment Options specified in the owner's request for the partial withdrawal. If the amount of the partial withdrawal exceeds the Policy Account Value attributable to the Variable Investment Options requested by the owner, GIAC will deduct the excess amount proportionately from the Policy Account Value attributable to the other Variable Investment Options and then the Fixed-Rate Option.

If an option is not specified by the owner, the amount of any partial withdrawal first will be deducted from the Variable Investment Options in proportion to the portion of the Policy Account Value attributable to each Variable Investment Option. The amount of the partial withdrawal which exceeds the Policy Account Value attributable to the Variable Investment Options then will be deducted from the Fixed-Rate Option.


00-MPVL                                   Page 16                       {POL NO}

Surrender

The owner may surrender this policy for its Net Cash Surrender Value if GIAC receives this policy and proper written request at the Customer Service Office. Upon surrender, this policy will terminate and all insurance under this contract will end.

GIAC will deduct a surrender charge if before the 10th Policy Anniversary this policy is surrendered for its Net Cash Surrender Value; or this policy is in default and a policy value option takes effect.

The surrender charge will be based on the duration as of the Policy Premium last paid or skipped. The Surrender Charge Table is shown on page 3.

                                11. POLICY LOANS

The owner may obtain a policy loan at any time if:

o     the insured is living; and
o     GIAC receives the owner's proper written request at the Customer Service
      Office.

This policy must be assigned to GIAC; this is the only security needed. No loan will be granted if this policy is in force as Fixed Benefit Extended Term Insurance.

Loan Value

The loan value is the maximum amount the owner may borrow on this policy. The loan value on any date is:

o     90% of the Cash Surrender Value on that date;

less:

o     the amount of any Policy Debt on that date.

The minimum loan amount is shown on page 3.

Loan Interest

Loan interest accrues daily at an effective yearly loan interest rate of 5%, payable in arrears. However, beginning on the date shown on page 3, loans bear interest at a rate of 4.5%, payable in arrears. This interest is payable on each Policy Anniversary. Any accrued and unpaid interest as of the Policy
Anniversary:

o will be capitalized and added to the outstanding policy loan and will be charged interest at the same rate; and
o will cause an amount to be transferred into the Loan Collateral Account so that the Loan Collateral Account will be equal to the Policy Debt as of the Policy Anniversary. Such amount will be transferred into the Loan Collateral Account from the Variable Investment Options and the Fixed-Rate Option in the manner described in "Loan Collateral Account".

See "Repayment" below for interest on the due date of loan repayments.

Loan Collateral Account

When the owner takes a policy loan, GIAC transfers an amount equal to the policy loan from the Variable Investment Options and the Fixed-Rate Option into a Loan Collateral Account. The loan amount remains in the Loan Collateral Account until the loan is repaid. Amounts transferred from the Variable Investment Options into the Loan Collateral Account no longer share in the investment experience of the options from which they were transferred. Amounts transferred from the Fixed-Rate Option no longer earn the rate of interest which applied to the Fixed-Rate Option.

The amount of a loan will first be transferred from the Variable Investment Options in proportion to the portion of the Policy Account Value attributable to each Variable Investment Option. The portion of a loan which exceeds the Policy Account Value in the Variable Investment Options will then be transferred from the Fixed-Rate Option.

Amounts in the Loan Collateral Account earn interest from the Business Day of the transfer at a minimum effective yearly rate of 4%.

Repayment

Except for required loan repayments, any outstanding Policy Debt may be repaid at any time before the insured's death while this policy is in full force or while this policy is continued as Reduced Paid-Up Insurance or Variable Reduced Paid-Up Insurance. The minimum loan repayment amount is shown on page 3.

GIAC will require a loan repayment when the Policy Debt exceeds the Cash Surrender Value. GIAC will notify the owner if a loan repayment is required. The notice will specify the amount and due date of any required loan repayment (see "Due Date and Default" and "Grace Period" on page 11).


00-MPVL                                   Page 17                       {POL NO}

The amount of the required loan repayment will be equal to the Policy Debt minus 90% of the Cash Surrender Value.

GIAC will transfer from the Loan Collateral Account the amount of any loan repayment less a proportional amount of accrued loan interest, plus a proportional amount of accrued Loan Collateral Account interest, as follows:

o first, into the Fixed-Rate Option, if any policy loan was taken from this option; and

o second, into the Variable Investment Options and the Fixed-Rate Option, in accordance with the allocation percentages in effect on the date of the repayment.

Any outstanding Policy Debt may also be repaid within 60 days after the insured's death if:

o the death proceeds of this policy have not been paid in one sum or applied under a payment option; and
o the policy is in full force or was in full force on the date of the insured's death, or is being continued as Reduced Paid-Up Insurance or Variable Reduced Paid-Up Insurance.

Any Policy Debt not repaid upon the insured's death will be deducted from the death proceeds.

                            12. POLICY VALUE OPTIONS

The owner may elect a policy value option if:

o     this policy is in default;
o     the insured is living; and
o this policy has a Cash Surrender Value. For Option (a), this policy must have a positive net cash surrender value.

GIAC must receive the owner's proper written request at the Customer Service Office before the end of the grace period. If no election is made before the end of the grace period, the automatic option will be (a) if available, otherwise
(b). Surrender charges, if applicable, will be deducted upon effecting a policy value option (see "Surrender" on page 16).

Policy Value Options Available

Option (a)--Continue as Non-Participating Fixed Benefit Extended Term Insurance

This option is available only if Tabular Fixed Benefit Extended Term Insurance is shown on page 4. Fixed Benefit Extended Term Insurance will not be available if:

o     this policy was issued:
      o     in premium class 3 or higher; or
      o     with a temporary rating charge.
o the insurance which would be provided under policy value option (b) is equal to or greater than the insurance provided under this option.

Fixed Benefit Extended Term Insurance is life insurance for a level amount for a limited period. While this option is in force:

o     no Policy Premiums are due;
o     no unscheduled payments or partial withdrawals are permitted; and
o     no monthly deductions are taken.

The Net Cash Surrender Value will be used to purchase Fixed Benefit Extended Term Insurance based on the insured's Attained Age, sex and premium class. The amount of insurance will be the amount provided under the effective Death Benefit Option, less any Policy Debt.

Fixed Benefit Extended Term Insurance:

o has a cash value upon surrender (see "Surrender of Insurance Provided by a Policy Value Option" on page 19);
o     does not have a loan value.

Values under this option are not available for allocation to the Variable Investment Options or to the Fixed-Rate Option.

Option (b)--Continue as Non-Participating Reduced Paid-Up Insurance

Reduced Paid-Up Insurance is permanent life insurance. If this option is elected, GIAC will irrevocably transfer the unloaned Policy Account Value to the Fixed-Rate Option. The owner may repay any outstanding Policy Debt out of the Policy Account Value when the option takes effect; however, GIAC will not require such repayment. If Policy Debt is outstanding on the effective date of this option, it will be continued as outstanding Policy Debt under this option. Such outstanding Policy will be subject to the terms and conditions of "Policy Loans" on page 17.


00-MPVL                                   Page 18                       {POL NO}

While this option is in effect:

o     no Policy Premiums are due;
o     no unscheduled payments are permitted; and
o     monthly cost of insurance charges will be deducted from the Fixed-Rate
      Option.

Reduced Paid-Up Insurance has a death benefit, cash value and loan value which may vary daily, depending upon:

o     interest credited to the Fixed-Rate Option;
o     partial withdrawals of the unloaned cash value or policy loans taken; and
o monthly cost of insurance deductions based on the death benefit under this option.

The initial death benefit under this option is the amount provided by applying the Cash Surrender Value, as a net single premium at the insured's Attained Age, sex and premium class.

The death proceeds payable under this option will equal (1) divided by (2); less
(3), where:

o (1) is $1000 multiplied by the cash value on the Monthly Date preceding the date of death;
o (2) is the interpolated net single premium as described on page 4 for the insured's Attained Age.
o     (3) is any outstanding Policy Debt on the date of death.

Partial withdrawals between the Monthly Date and date of death will reduce the death benefit under this option by the amount of the partial withdrawal.

Option (c)--Continue as Non-Participating Variable Reduced Paid-Up Insurance

Variable Reduced Paid-Up Insurance is available if:

o     this policy has been in force for one policy year from its Issue Date;
o this policy was issued to an insured in a standard or better premium class; and
o     the Cash Surrender Value on the date of default is at least $10,000.

Option (b) will apply if the owner elects this option and option (c) is unavailable.

Variable Reduced Paid-Up Insurance is permanent life insurance. Values under this option may be allocated and transferred among the Variable Investment Options and the Fixed-Rate Option. The owner may repay any outstanding Policy Debt prior to the date this option takes effect; however, GIAC will not require such repayment. If Policy Debt is outstanding on the effective date of this option, it will be continued as outstanding Policy Debt under this option. Such outstanding Policy Debt will be subject to the terms and conditions of "Policy Loans" on page 17.

While this option is in effect:

o     no Policy Premiums are due;
o     no unscheduled payments are permitted; and
o monthly cost of insurance charges and any transfer charges, if applicable, will be deducted from the Variable Investment Options and the Fixed-Rate Option.

Variable Reduced Paid-Up Insurance has a death benefit, cash value and loan value which may vary daily, depending upon:

o     the investment experience of the Variable Investment Options selected;
o     interest credited to the Fixed-Rate Option, if selected;
o     partial withdrawals of the unloaned cash value or policy loans taken;
o monthly cost of insurance deductions based on the death benefit under this option; and
o     any transfer charge deducted, if applicable.

The initial death benefit under this option is the amount provided by applying the Cash Surrender Value as a net single premium at the insured's Attained Age, sex and premium class.

The death proceeds payable under this option will equal (1) divided by (2); less
(3), where:

o (1) is $1000 multiplied by the cash value on the Monthly Date preceding the date of death;
o (2) is the interpolated net single premium as described on page 4 for the insured's Attained Age.
o     (3) is any outstanding Policy Debt on the date of death.

Partial withdrawals between the Monthly Date and date of death will reduce the death benefit under this option by the amount of the partial withdrawal


00-MPVL                               Page 19                           {POL NO}

Surrender of Insurance Provided by a Policy Value Option

While the insured is living, the owner may surrender the insurance provided by a Policy Value Option for a net cash value. The Net Cash Value on any date is equal to:

o     The cash value; less
o     any outstanding Policy Debt.

The cash value of Fixed Benefit Extended Term Insurance equals the then present value of the insurance. The cash value of Reduced Paid-Up Insurance will equal the value attributable to the Fixed-Rate Option and the Loan Collateral Account. The cash value of Variable Reduced Paid-Up Insurance is the sum of (1) plus (2) plus (3) where:

o (1) is the Policy Account Value attributable to each Variable Investment Option under policy value option (c);
o     (2) is the amount attributable to the Fixed-Rate Option;
o     (3) is the amount attributable to the Loan Collateral Account.

Riders

Any additional benefit riders attached to this policy are disregarded in computing the values of these options unless otherwise stated in the rider.

                             13. EXCHANGE OF POLICY

The owner may exchange this policy for a new fixed-benefit policy on the life of the insured at any time until the applicable date shown on page 3. Evidence of insurability will not be required. The values under the new policy will not be available for allocation to the Variable Investment Options or the Fixed-Rate Option. This exchange is subject to the following conditions:

o     GIAC must receive satisfactory written request at the Customer Service
      Office;
o this policy must be in full force with all due Policy Premiums paid to the exchange date, as defined below;
o     this policy must be surrendered to GIAC;
o the exchange cost, if any, must be paid to the issuing company (see "Exchange Cost or Credit" below);
o     any outstanding Policy Debt must be paid to GIAC;
o the new policy will be a level premium whole life plan then being issued by GIAC or its affiliate. GIAC's affiliate is The Guardian Life Insurance Company of America;
o     the new policy will have the same Policy Date as this policy;
o the face amount of the new policy will be the Guaranteed Insurance Amount in effect on the exchange date. However, the owner may exchange a portion of this policy's Guaranteed Insurance amount, subject to the following conditions:
      o the new policy's face amount may not be less than the minimum face amount under GIAC's or it's affiliate's rules;
      o the remaining Guaranteed Insurance Amount shall not be less than the minimum Guaranteed Insurance Amount under GIAC's rules.
      o if a partial exchange is made, a pro-rata portion of this policy's Net Cash Surrender Value will be withdrawn and applied to the new policy;
      o if a partial exchange is made, no further policy exchanges may be made.
o the new policy's premium class will be based on the premium classes made available by the issuing company and will be comparable to the premium class of this policy; However, it will be subject to any face amount limitations then in effect;
o premiums for the new policy will be based on the published rates of the issuing company on the exchange date. The premiums will depend on the new policy's plan, face amount and premium class, and the insured's Age and sex;
o the contestable and suicide periods for the new policy will be measured from the Issue Date of this policy. If this policy has been reinstated, the contestable period for the new policy will be measured from the reinstatement date; and
o     the new policy will be subject to any existing assignment of this policy.

Riders

If an accidental death benefit rider or waiver of premium rider is in force on the exchange date, the new policy may include these riders without evidence of insurability. Other additional benefit riders will be available on the new policy only with the issuing company's consent. All riders on the new policy will be subject to the issuing company's rules on the exchange date.


00-MPVL                            Page 20                              {POL NO}

Exchange Cost or Credit

In some cases, there may be an exchange cost or credit, depending on the amount applied to the new policy.

On or before the fifth Policy Anniversary, the exchange cost or credit is the greater of (a) or (b) where:

(a) is the difference between the cumulative premiums for the new policy (less any dividends that would have been paid) with interest at 6%, and the pro-rata portion of the Basic Scheduled Premium and Premium Assessments for this policy accumulated at an interest rate of 6%; and
(b) is the difference between the cash value of the new policy and the pro-rata portion of this policy's Cash Surrender Value on the exchange date.

After the fifth Policy Anniversary, the exchange cost or credit is equal to (b) above.

If this amount is less than zero, the issuing company will pay an exchange credit to the owner. If this amount is greater than zero, the owner must pay the exchange cost to the issuing company.

Exchange Date

The exchange date is the Issue Date of the new policy. This date is the later of:

o The Business Day GIAC receives and approves the owner's proper written request for exchange and this policy at the Customer Service Office; or
o The Business Day the issuing company receives any exchange cost payable by the owner.

                               14. PAYMENT OPTIONS

Payment of Proceeds

The proceeds of this policy will be paid in one sum, unless otherwise provided. All or part of this sum may be applied under any payment option described below or in any other manner GIAC approves. The payee under any payment option must be a natural person.

Election of Payment Options

During the insured's lifetime, the owner may choose any option for payment of the death proceeds. If no election is in force when the proceeds become payable, the payee may make an election subject to the following conditions:

o for death proceeds, election must be made within one year after the insured's death;
o for other proceeds, election must be made within 60 days after the proceeds become payable.

The owner may appoint a secondary payee to receive any payments remaining after the death of the payee. Upon the death of any payee receiving payments under an option, the remaining payments will be continued to the secondary payee or paid in one sum as described in "Termination" on page 22, whichever is elected.

Any election must be in a written form satisfactory to GIAC.

Options Available

o Option 1 - Proceeds Left at Interest: GIAC will hold the proceeds, making monthly interest payments. The yearly guaranteed interest rate is 3%.

o Option 2 - Payments of a Specified Amount: GIAC will make monthly payments of a specified amount until the proceeds and interest are fully paid. The total amount paid each year must be at least 10% of the original proceeds. Interest will be added to the proceeds each year; the yearly guaranteed interest rate is 3%.

o Option 3 - Payments for a Specified Period: GIAC will make monthly payments for the number of years elected. The guaranteed monthly payments shown in the Option 3 table on page 22 include interest at 3% per year.

o Option 4 - Life Income with 10 Years Guaranteed: GIAC will make monthly payments for 10 years and for the remaining lifetime of the person on whose life the option is based. The guaranteed monthly payments shown in the Option 4 table on page 23 include interest at 3% per year.

o Option 5 - Refund Life Income: GIAC will make monthly payments until the total amount paid equals the proceeds settled, and for the remaining lifetime of the person on whose life the option is based. The guaranteed monthly payments shown in the Option 5 table on page 23 include interest at 3% per year.

o Option 6 - Joint and Survivor Income with 10 Years Guaranteed: GIAC will make monthly payments for 10 years and for the remaining lifetime of either of the two persons on whose lives the option is based. The guaranteed monthly payments shown in the Option 6 table on page 24 include interest at 3% per year.

The Payment Option Tables for options 4, 5 and 6 are based on the Annuity 2000 Mortality Tables (male and female), projected 20 years to the year 2020 by:

o     100% of male Scale G factors for males;
o     50% of female Scale G factors for females.


00-MPVL                                   Page 21                       {POL NO}

Payment Provisions

o At least $5,000 must be applied under each option selected. o Each periodic payment must be at least $50.
o The effective date of any option is the date the proceeds become payable. This date is the option date. Death proceeds are payable as of the date of the insured's death.
o After an option becomes effective, it cannot be terminated for payment in one sum, unless otherwise provided.
o The first payment under Option 1 is due one month after the option date. The first payment under Option 2, 3, 4, 5, or 6 is due on the option date.
o GIAC requires satisfactory proof of Age of any person on whose life the option is based before any payment is made.
o Under Option 4, 5, or 6, the present value of future benefits may not be withdrawn.

Termination

Upon termination of an option, any amount payable is:

      o     Under Option 1 or 2, any unpaid proceeds with any accrued interest.
      o Under Option 3, the present value on the basis of 3% yearly compound interest of any unpaid payments for the specified period.

      o Under Option 4, 5, or 6, the present value of any unpaid payments for the guaranteed period. This present value is derived using the interest rate which was used in computing the actual monthly payment.

                              PAYMENT OPTION TABLES

                   OPTION 3 - PAYMENTS FOR A SPECIFIED PERIOD

                           GUARANTEED MONTHLY PAYMENT
                           FOR EACH $1000 OF PROCEEDS

           ----------------------------------------------------------

                Years     1       2       3      4      5       6

               Amount  $ 84.47  42.86   28.99  22.06  17.91   15.14

                Years     7       8       9     10      11      12

               Amount  $ 13.16  11.68   10.53  9.61    8.86    8.24

                Years    13       14     15     16      17      18

               Amount  $ 7.71    7.26   6.87   6.53    6.23    5.96

                Years    19       20     21     22      23      24

               Amount  $ 5.73    5.51   5.32   5.15    4.99    4.84

                Years    25       26     27     28      29      30

               Amount  $ 4.71    4.59   4.47   4.37    4.27    4.18
           ----------------------------------------------------------


00-MPVL                                   Page 22                       {POL NO}

     OPTIONS 4 AND 5 - GUARANTEED MONTHLY PAYMENT FOR EACH $1000 OF PROCEEDS

          Option 4*         Option 5*                   Option 4*         Option 5*
Age   Male    Female     Male   Female       Age     Male   Female      Male   Female

20    2.93      2.89     2.92     2.88        54     4.13     3.96      4.01     3.88
21    2.95      2.90     2.94     2.89        55     4.20     4.03      4.07     3.94
22    2.97      2.92     2.95     2.91        56     4.27     4.10      4.13     4.00
23    2.98      2.93     2.97     2.92        57     4.35     4.17      4.20     4.06
24    3.00      2.95     2.99     2.94        58     4.43     4.24      4.27     4.13
25    3.02      2.96     3.00     2.95        59     4.52     4.32      4.34     4.20
26    3.04      2.98     3.02     2.97        60     4.61     4.41      4.42     4.27
27    3.06      3.00     3.04     2.99        61     4.71     4.50      4.50     4.35
28    3.08      3.02     3.06     3.01        62     4.81     4.59      4.59     4.43
29    3.10      3.04     3.08     3.03        63     4.92     4.69      4.68     4.52

30    3.12      3.06     3.10     3.05        64     5.03     4.80      4.77     4.61
31    3.15      3.08     3.13     3.07        65     5.15     4.91      4.87     4.70
32    3.17      3.10     3.15     3.09        66     5.28     5.03      4.97     4.81
33    3.20      3.12     3.17     3.11        67     5.41     5.16      5.08     4.91
34    3.22      3.15     3.20     3.13        68     5.54     5.29      5.20     5.03
35    3.25      3.17     3.23     3.16        69     5.68     5.43      5.32     5.15
36    3.28      3.20     3.25     3.18        70     5.83     5.57      5.44     5.27
37    3.31      3.23     3.28     3.21        71     5.98     5.73      5.58     5.41
38    3.35      3.26     3.31     3.24        72     6.14     5.89      5.72     5.55
39    3.38      3.29     3.34     3.26        73     6.30     6.06      5.86     5.70

40    3.42      3.32     3.38     3.29        74     6.46     6.24      6.02     5.86
41    3.45      3.35     3.41     3.32        75     6.63     6.42      6.18     6.03
42    3.49      3.39     3.44     3.36        76     6.80     6.61      6.35     6.20
43    3.53      3.42     3.48     3.39        77     6.97     6.81      6.53     6.39
44    3.58      3.46     3.52     3.43        78     7.15     7.00      6.72     6.59
45    3.62      3.50     3.56     3.46        79     7.33     7.20      6.92     6.80
46    3.67      3.54     3.60     3.50        80     7.51     7.40      7.13     7.03
47    3.72      3.59     3.64     3.54        81     7.68     7.60      7.35     7.26
48    3.77      3.63     3.69     3.58        82     7.86     7.80      7.59     7.52
49    3.82      3.68     3.74     3.63        83     8.03     7.99      7.83     7.78

50    3.87      3.73     3.79     3.67        84     8.19     8.17      8.09     8.06
51    3.93      3.79     3.84     3.72        85     8.35     8.34      8.37     8.35
52    3.99      3.84     3.89     3.77
53    4.06      3.90     3.95     3.82

* Amount payable unless option is irrevocably elected before insured's death to be automatically effective for death proceeds. If option is elected before insured's death, add 2 years to annuitant's Age at all ages.

+ Guaranteed monthly payments for any ages not shown will be furnished upon request.


00-MPVL                             Page 23                             {POL NO}

         OPTION 6-GUARANTEED MONTHLY PAYMENT FOR EACH $1000 OF PROCEEDS+

Female                               Male Age
  Age      50   51    52    53    54    55    56    57    58    59

  50      3.44 3.46  3.48  3.50  3.51  3.53  3.54  3.55  3.57  3.58
  51      3.47 3.49  3.50  3.52  3.54  3.56  3.57  3.59  3.60  3.62
  52      3.49 3.51  3.53  3.55  3.57  3.58  3.60  3.62  3.63  3.65
  53      3.51 3.53  3.55  3.57  3.59  3.61  3.63  3.65  3.67  3.69
  54      3.53 3.55  3.58  3.60  3.62  3.64  3.66  3.68  3.70  3.72
  55      3.55 3.58  3.60  3.62  3.65  3.67  3.69  3.72  3.74  3.76
  56      3.57 3.60  3.62  3.65  3.67  3.70  3.72  3.75  3.77  3.79
  57      3.59 3.62  3.65  3.67  3.70  3.73  3.75  3.78  3.80  3.83
  58      3.61 3.64  3.67  3.70  3.73  3.75  3.78  3.81  3.84  3.86
  59      3.63 3.66  3.69  3.72  3.75  3.78  3.81  3.84  3.87  3.90
  60      3.64 3.68  3.71  3.74  3.78  3.81  3.84  3.87  3.90  3.94
  61      3.66 3.70  3.73  3.76  3.80  3.83  3.87  3.90  3.94  3.97
  62      3.68 3.71  3.75  3.79  3.82  3.86  3.90  3.93  3.97  4.00
  63      3.69 3.73  3.77  3.81  3.84  3.88  3.92  3.96  4.00  4.04
  64      3.71 3.75  3.79  3.83  3.87  3.91  3.95  3.99  4.03  4.07
  65      3.72 3.76  3.80  3.84  3.89  3.93  3.97  4.02  4.06  4.10
  66      3.73 3.78  3.82  3.86  3.91  3.95  4.00  4.04  4.09  4.13
  67      3.75 3.79  3.83  3.88  3.92  3.97  4.02  4.07  4.12  4.16
  68      3.76 3.80  3.85  3.89  3.94  3.99  4.04  4.09  4.14  4.19
  69      3.77 3.81  3.86  3.91  3.96  4.01  4.06  4.11  4.17  4.22
  70      3.78 3.83  3.87  3.92  3.97  4.03  4.08  4.14  4.19  4.25

Female                               Male Age
  Age      60   61    62    63    64    65    66    67    68    69     70

  50      3.59 3.60  3.61  3.62  3.63  3.64  3.65  3.66  3.67  3.67   3.68
  51      3.63 3.64  3.65  3.66  3.67  3.68  3.69  3.70  3.71  3.72   3.72
  52      3.66 3.68  3.69  3.70  3.72  3.73  3.74  3.75  3.76  3.76   3.77
  53      3.70 3.72  3.73  3.75  3.76  3.77  3.78  3.79  3.80  3.81   3.82
  54      3.74 3.76  3.77  3.79  3.80  3.82  3.83  3.84  3.85  3.86   3.87
  55      3.78 3.80  3.81  3.83  3.85  3.86  3.88  3.89  3.90  3.92   3.93
  56      3.81 3.84  3.86  3.87  3.89  3.91  3.93  3.94  3.96  3.97   3.98
  57      3.85 3.88  3.90  3.92  3.94  3.96  3.98  3.99  4.01  4.02   4.04
  58      3.89 3.92  3.94  3.96  3.99  4.01  4.03  4.05  4.06  4.08   4.10
  59      3.93 3.96  3.98  4.01  4.03  4.06  4.08  4.10  4.12  4.14   4.16
  60      3.97 4.00  4.02  4.05  4.08  4.11  4.13  4.15  4.18  4.20   4.22
  61      4.00 4.04  4.07  4.10  4.13  4.16  4.18  4.21  4.24  4.26   4.28
  62      4.04 4.08  4.11  4.14  4.18  4.21  4.24  4.27  4.29  4.32   4.35
  63      4.08 4.11  4.15  4.19  4.22  4.26  4.29  4.32  4.35  4.38   4.41
  64      4.11 4.15  4.19  4.23  4.27  4.31  4.35  4.38  4.41  4.45   4.48
  65      4.15 4.19  4.23  4.28  4.32  4.36  4.40  4.44  4.48  4.51   4.55
  66      4.18 4.23  4.27  4.32  4.36  4.41  4.45  4.50  4.54  4.58   4.61
  67      4.21 4.26  4.31  4.36  4.41  4.46  4.51  4.55  4.60  4.64   4.68
  68      4.25 4.30  4.35  4.40  4.46  4.51  4.56  4.61  4.66  4.71   4.75
  69      4.28 4.33  4.39  4.44  4.50  4.56  4.61  4.67  4.72  4.77   4.82
  70      4.31 4.36  4.42  4.48  4.54  4.60  4.66  4.72  4.78  4.84   4.89

+ Guaranteed monthly payments for any ages not shown will be furnished upon request.


00-MPVL                                   Page 24                       {POL NO}

                             15. GENERAL PROVISIONS

The Contract

The entire contract consists of the Basic Policy and any attached additional benefit riders, endorsements, and applications. GIAC relied upon the application(s) in issuing this policy. All statements in the application(s) are assumed to be true to the best knowledge and belief of the person(s) making them. These statements are representations and not warranties. No statement will be used to contest this policy unless contained in the application(s).

Only the President, a Vice President, or the Secretary of GIAC may make or modify this policy. No agent has the authority to:

o     change this policy;
o     waive any provision of this policy or any of GIAC's requirements; or
o     waive an answer to any question in the application(s).

GIAC will not be bound by any promise or statement made by any agent or other person except as stated above.

Basis of Values

The maximum cost of insurance rates under this policy are based on:

o the Commissioners 1980 Standard Ordinary Mortality Table, male or female, aggregate, for Attained Ages 0 through 14; or
o the Commissioners 1980 Standard Ordinary Mortality Table, male or female, smoker or non-smoker, for Attained Ages 15 through 19; or
o the Commissioners 1980 Standard Ordinary Mortality Table, male or female, smoker or non-smoker, for Attained Ages 20 and over.

All policy values equal or exceed those required by any state statute. A detailed statement of the method of computing these values has been filed with each state insurance department.

Age and Sex

If the Age or sex of the insured has been misstated, the amount of death benefit will be that which would be purchased by the most recent deduction for the cost of insurance and premiums for any additional benefit riders at the correct Age and sex.

Incontestability

The Basic Policy will be incontestable after it has been in force during the insured's lifetime for 2 years from its Issue Date, except for nonpayment of Policy Premiums due. If the Death Benefit Option is changed from 1 to 2, the amount of any increase in the death benefit will be incontestable after such increase has been in force during the insured's lifetime for 2 years from the date the change takes effect.

If GIAC successfully contests a change from Death Benefit Option 1 to 2, the death benefit will be what would have been payable had such change not taken effect.

The contestable period of any additional benefit rider attached to this policy is stated in the rider.

If this policy is reinstated, statements made in the reinstatement application will be incontestable after this policy has been in force during the insured's lifetime for 2 years from the reinstatement date.

Suicide Exclusion

If the insured commits suicide, while sane or insane, within 2 years from the Issue Date, GIAC's liability will be limited to the greater of (a) or (b) as of the date of death, where:

o     (a) is:
      o the sum of all Policy Premiums and unscheduled payments made under this policy;
      less:
      o     any Policy Debt; and
      o     any partial withdrawals and related deductions;
o     (b) is the Net Cash Surrender Value.

If the insured commits suicide, while sane or insane, within 2 years from the effective date of any increase in death benefit due to a change from Death Benefit Option 1 to 2, GIAC's liability will be limited to the death benefit that would have been payable had such change not taken effect, plus the cost of insurance for the increase in death benefit.

Deferment

GIAC reserves the right to defer calculation and payment of this policy's benefits which are attributable to the Variable Investment Options when:

o the New York Stock Exchange is closed for trading (except for customary weekend and holiday closings); or
o the Securities and Exchange Commission restricts trading or determines that an emergency exists; or
o a Variable Investment Option's corresponding mutual fund lawfully suspends payment or redemption of its shares.

In such situations, GIAC may defer:

o determination or payment of a partial withdrawal, surrender or death proceeds; or
o determination or payment of policy loans, except for a loan to pay a Policy Premium to GIAC; or


00-MPVL                                   Page 25                       {POL NO}

o     transfers among the Variable Investment Options; or
o     allocation of Net Premiums to the Variable Investment Options.

GIAC may defer the following transactions from the Fixed-Rate Option for up to 6 months from the date GIAC receives the owner's proper request at the Customer Service Office:

o determination or payment of a partial withdrawal, surrender or death proceeds. GIAC will pay interest on deferred partial withdrawals and surrenders at a rate not less than 3% a year if any such payment is deferred 30 days or more.
o determination or payment of policy loans, except for a loan to pay a Policy Premium to GIAC; or
o     transfers from the Fixed-Rate Option.

Communications with GIAC

GIAC receives all communications only at the Customer Service Office. Please include the policy number, the full names of the owner and insured, and the owner's current address in all correspondence with GIAC.

Payments by GIAC

All amounts payable by GIAC are payable at the Customer Service Office.

Statement to the Owner

GIAC will provide a written statement to the owner once each year. GIAC will send the statement soon after each Policy Anniversary.

The statement will show the following information as of the most recent Policy
Anniversary:

o     the amount of death benefit;
o the Policy Account Value and the portion of the Policy Account Value attributable to the Variable Investment Options and the Fixed-Rate Option;
o     the Net Cash Surrender Value and Cash Surrender Value;
o Policy Premiums and any unscheduled payments paid, and charges deducted since the last statement;
o     any transfers or partial withdrawals since the last statement; and
o     any outstanding Policy Debt.

The statement will also include any other information required by the jurisdiction where this policy is delivered. No statement will be sent if this policy is being continued under Fixed Benefit Extended Term Insurance.


00-MPVL                             Page 26                             {POL NO}

                                      INDEX

Subject                                                                    Page

Age and Sex..................................................................25
Allocation of Net Premiums...................................................11
Assignment....................................................................8
Automatic Premium Loan...................................................10, 11
Basis of Values..............................................................25
Beneficiary................................................................3, 8
Changes in Basic Scheduled Premiums...........................................9
Communications with GIAC.....................................................26
Crediting Payments........................................................9, 10
Death Proceeds.............................................................6, 7
Deferment................................................................25, 26
Definitions................................................................5, 6
Dollar Cost Averaging Option.................................................12
Due Date and Default.........................................................11
Exchange of Policy.......................................................20, 21
Fixed Benefit Extended Term Insurance........................................18
The Fixed-Rate Option........................................................14
Grace Period.................................................................11
Guaranteed Premium Period..................................................5, 9
The Guardian Separate Account K..............................................13
Incontestability.............................................................25
Investment Units..........................................................5, 14
Loan Collateral Account......................................................17
Monthly Cost of Insurance....................................................15
Monthly Deductions........................................................3, 15
Owner......................................................................3, 8
Partial Withdrawals......................................................16, 17
Payment Options..........................................................21, 22
Payment Option Tables....................................................23, 24
Policy Account Value..................................................5, 14, 15
Policy Data...................................................................3
Policy Loans.............................................................17, 18
Premium Payment............................................................8, 9
Premium Skip Option..........................................................10
Reduced Paid-Up Insurance................................................18, 19
Reducing the Guaranteed Insurance Amount......................................7
Reinstatement................................................................11
Rights Reserved..........................................................13, 14
Statement to the Owner.......................................................26
Suicide Exclusion............................................................25
Surrender....................................................................17
Surrender of Insurance Provided by a Policy Value Option.....................20
Table of Benchmark Values For Comparison Purposes.............................4
Table of Maximum Monthly Cost of Insurance Rates..............................4
Table of Net Single Premiums..................................................4
Table of Non-Guaranteed Tabular Values........................................4
Transaction Deductions....................................................3, 15
Transfers................................................................11, 12
Unscheduled Payments..........................................................9
Variable Reduced Paid-Up Insurance...........................................19


00-MPVL                              Page 27                            {POL NO}

Variable Whole Life Insurance Policy with Modified Scheduled Premiums

o Basic Scheduled Premiums payable during the Guaranteed Premium Period remain level
o Basic Scheduled Premiums subject to change after Guaranteed Premium Period, in accordance with "Changes in Basic Scheduled Premiums" on page 9
o     Non-participating--No dividends payable

[LOGO] GUARDIAN(SM)       The Guardian             A Stock Company
                          Insurance and Annuity    Incorporated in the
                          Company, Inc.            State of Delaware


00-MPVL